As filed with the Securities and Exchange Commission on February 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ION GEOPHYSICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd., Suite 100

Houston, Texas 77042

(281) 933-3339

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matt Powers

Executive Vice President,

General Counsel and Secretary

ION Geophysical Corporation

2105 CityWest Blvd., Suite 100

Houston, Texas 77042

(281) 933-3339

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Eric Johnson

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

Telephone: (713) 226-1200

Telecopy: (713) 229-2642

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-213769

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a	Smaller reporting company ☐ Emerging growth company ☐
smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $.01 per share
Warrants
Total	$20,000,000	$2,490

(1)             The Registrant previously registered common stock, preferred stock, debt securities, warrants, units and other securities with an aggregate offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-213769), as amended, which was declared effective December 2, 2016. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of common stock having a proposed maximum aggregate offering price of $20,000,000 is hereby registered representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement on Form S-3 (File No. 333- 213769). In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form S-3 (File No. 333-213769) exceed those registered under such registration statements.

(2)             Calculated in accordance with Rule 457(o). Represents the registration fee only for the additional amount of securities being represented hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-213769), as amended, for which a fee of $10,070 was paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

We are filing this Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. This Registration Statement on Form S-3 relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-213769), filed with the Securities and Exchange Commission on September 23, 2016, as amended, which was previously declared effective by the Commission on December 2, 2016. This Registration Statement on Form S-3 is being filed for the sole purpose of increasing the maximum aggregate offering price of the securities registered for sale by the Registrant. We are registering an additional amount of securities equal to 20% of the remaining $100,000,000 of securities eligible to be sold under Registration Statements No. 333-213769, or $20,000,000 of additional securities, for a total maximum in the aggregate of $120,000,000. The contents of the Registration Statement No. 333-213769 is hereby incorporated by reference into this Registration Statement in its entirety, including each of the documents we filed with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.

Exhibit No.	Description of Exhibit
5.1*	Opinion of Locke Lord LLP with respect to legality of the securities, including consent.
23.1*	Consent of Grant Thornton LLP.
23.3*	Consent of Locke Lord LLP (included in Exhibit 5.1).
24.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-3 filed by the Registrant on September 23, 2016, File No. 333-213769), incorporated herein by reference.

*                                         Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 15th day of February, 2018.

ION GEOPHYSICAL CORPORATION

By:	/s/ MATT POWERS

Matt Powers
Executive Vice President,
General Counsel and
Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. BRIAN HANSON	Chief Executive Officer President and Director (Principal Executive Officer)	February 15, 2018
R. Brian Hanson

/s/ STEVEN A. BATE	Executive Vice president and Chief Financial Officer (Principal Financial Officer)	February 15, 2018
Steven A. Bate

/s/ SCOTT SCHWAUSCH	Vice President and Corporate Controller (Principal Accounting Officer)	February 15, 2018
Scott Schwausch

/s/ *	Chairman of the Board	February 15, 2018
James M. Lapeyre, Jr.

/s/ *	Director	February 15, 2018
David H. Barr

/s/ *	Director	February 15, 2018
Hao Huimin

/s/ *	Director	February 15, 2018
Michael C. Jennings

/s/ *	Director	February 15, 2018
Franklin Myers

/s/ *	Director	February 15, 2018
S. James Nelson, Jr.

/s/ *	Director	February 15, 2018
John N. Seitz

* By	/s/ R. BRIAN HANSON
R. Brian Hanson
(Attorney-in-fact for each person indicated)

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